Exhibit 99.1

Finjan Management in Israel to attend Cybertech and meet with Key Constituents
Finjan to Present at the NobleCon13 on January 30 in Boca Raton, Florida

EAST PALO ALTO, CA – 01/26/17 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, today announced that Phil Hartstein, CEO, and Michael Noonan, CFO, will be in Israel the week of January 30th. During their trip, management will attend Cybertech Israel, visit with key shareholders, connect with the CybeRisk team and meet with their investment partner Jerusalem Venture Partners. The company will also continue to explore future growth opportunities specifically for its Finjan Mobile business.

The company also announced that its Director of Investor Relations, Vanessa Winter, will present at the NobleCon13 - Noble Capital Markets’ Thirteenth Annual Investor Conference at the Boca Raton Resort & Club in Boca Raton, Florida, on Monday, January 30, at 4 PM Eastern Standard Time.

A high-definition, video webcast of Finjan’s presentation and a copy of the presentation materials will be available on Finjan’s Investor Relations web site: https://ir.finjan.com, and as part of a complete catalog of presentations available at Noble Financial websites: www.noblecapitalmarkets.com, or www.nobleconference.com. You will require a Microsoft Silverlight viewer (a free download from the presentation link) to participate. The webcast and presentation will be archived on the company's website and on the Noble websites for 90 days following the event.

ABOUT FINJAN HOLDINGS, INC.
Established 20 years ago, Finjan Holdings, Inc. is a globally recognized leader in cybersecurity. Finjan Inc.'s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:
Vanessa Winter | Finjan Holdings, Inc.
Valter Pinto | KCSA Strategic Communications
(650) 282-3245
investors@finjan.com